EMPLOYMENT CONTRACT FOR JAMES LOBEL

THIS AGREEMENT is made at the City of Fort Lauderdale, County of Broward, State of Florida, between A.D.S. Advertising Corp., a Florida Corporation d/b/a The Smith Agency (wholly_owned subsidiary of QUIKBIZ INTERNET GROUP, INC., a publicly traded Nevada Corporation) hereinafter "The Smith Agency" or "Employer," and JAMES LOBEL, hereinafter "Employee" or "James Lobel";

WHEREAS, Employer is engaged in the advertising services industry and maintains a business in the City of Fort Lauderdale, County of Broward, State of Florida; and

WHEREAS, Employee is willing to be employed by Employer, and Employer is willing to employ Employee, on the terms, covenants, and conditions set forth in this agreement; and

WHEREAS, it is the intent of Employer to obtain an Employee with integrity and requisite qualifications to act in an executive management function with the company, and it is the intent of Employee to fulfill the intent of Employer and be compensated for such employment;

THEREFORE, in consideration of the mutual covenants and promises of the parties, Employer and Employee covenant and agree as follows:

SECTION ONE: Employer does hire and employ Employee as President of The Smith Agency, and Employee does accept and agree to such hiring and employment. Subject to the supervision and pursuant to the orders, advice, and directions of Employer, Employee shall direct all phases of said company, subject only to the final direction of Employer, and shall perform such other duties as are customarily performed by one holding such position in other similar businesses or enterprises as that engaged in by Employer, and shall also additionally render such other and unrelated services and duties as may be assigned to Employee from time to time by Employer.

SECTION TWO: Employee agrees to perform, at all times faithfully, industriously, and to the best of his ability, experience, and talent, all of the duties that may be required of and from him pursuant to the express and implicit terms of this agreement and Exhibit "A" attached hereto, to the reasonable satisfaction of Employer. Such duties shall be rendered at Employer's Fort Lauderdale place of business. Employer reserves the right to designate such other place or places, adjust the Employee's duties and/or title as Employer shall in good faith require or as the interests, needs, business and opportunities of Employer shall require or make advisable.

SECTION THREE: Except as otherwise provided in this Agreement, the term of employment shall commence upon the full execution of this Agreement and terminate precisely three (3) years later.

SECTION FOUR: Employer shall pay Employee and Employee agrees to accept from Employer, for Employee's services under this agreement, compensation at a gross rate of ONE HUNDRED AND TWENTY THOUSAND DOLLARS ($120,000) per year for performing the services called for under this Agreement ("Salary"). Said Salary shall be paid on an every other week basis. . The Employer shall provide an additional $10,000 for non_accountable expenses, payable bi_monthly for the first year of this agreement. This non_accountable expense allowance shall cease one_year from date of this agreement.

The Employer shall issue Employee $40,000 of S-8 stock 30 days from the full execution of this agreement and in conjunction with the filing of a "Form S-8 Disclosure Statement". Stock price shall be the average "Closing" price of QBIZ common stock, five days prior to the issuance of S-8 stock. This stock is considered an inducement for employment.

SECTION FIVE: Employer shall provide individual health insurance to Employee with no contribution required from Employee.

SECTION SIX: Employer shall provide a company vehicle 1999 BMW 325, or the financial equivalent at Employee's option, to Employee and provide all maintenance, insurance, repair and fuel to said vehicle. Employer shall provide a company cell phone during term of employment.

SECTION SEVEN: Employer shall provide three (3) weeks annual paid vacation and one (1) week annual paid sick leave to Employee. In addition to vacation and sick days, the Employee shall have the following designated holidays: New Year's Day, Birthday of Martin Luther King, Jr., Lincoln's Birthday, Washington's Birthday, Good Friday, Memorial Day, July 4th, Labor Day and the following Friday, and Christmas Day (Note: Should any of the above dates fall on Saturday or Sunday, the following Monday shall be deemed as a holiday). Employee shall not take more than two (2) weeks of vacation and/or sick leave within any two
(2) month period. Unused Sick time or vacation time will not accrue from year to year.

SECTION EIGHT: Employer shall compensate Employee with a "Performance Incentive Bonus" equal to 10% of the "net profits" of The Smith Agency as reported by the company's CPA on the company's "audited financial statement" at the end of each fiscal year. Excluded from "net profits" for the purpose of calculating the 10%, will be any charges imposed by QBIZ upon Employer which are not incurred expenses in the ordinary course of business or supported by sound business judgment. The Employee may receive this bonus in cash and/or S_8 stock in conjunction with the filing of a "Form S-8 Disclosure Statement". The bonus will be given upon the filing of the year_end 10K unless otherwise approved by the Employer. There shall be a cap on the total amount of Performance Incentive Bonus paid to the Employee. In no event, shall the Employee receive more than $250,000 for the Performance Incentive Bonus during any fiscal year (prorated if Employee is only employed for part of that fiscal year).

SECTION NINE: Notwithstanding anything in this agreement to the contrary, Employer has the option to terminate this agreement in the event that during its term Employee shall become permanently disable as the term permanently disabled is defined below. Such option shall be exercised by Employer giving notice to Employee by registered mail. Upon, the giving of such notice, Employee's employment come to an end on the last day of the month in which the notice is mailed, with the same force and effect as is that day were originally set forth as the termination date. For the purposes of the agreement, Employee shall be deemed to have become permanently disabled if, during any year of the term of this agreement, because of ill health, physical or mental disability, or for other causes beyond his control, he shall have been continuously unable or unwilling or have failed to perform his duties under this contract for thirty
(30) consecutive days, or if, during any year of the term of this agreement, he shall have been unable or unwilling or have failed to perform his duties for a total period of sixty (60) days, either consecutive or not. For the purposes of this agreement, the term "any year of the term of this agreement" is defined to mean any period of twelve (12) consecutive calendar months.

SECTION TEN: As a condition of his employment and continued, the Employee must sign a Non_Compete/Non_Disclosure Agreement (the "Non_Compete") in a form acceptable to Employer, which Employer may modify from time to time. Employee's failure to execute the Non_Compete or abide by its terms shall constitute a breach of this Employment Contract. A breach of this Employment Contract by Employer shall not affect Employee's obligations under the Non_Compete, unless so provided in the Non-Compete.

SECTION ELEVEN: Employee shall devote his full time, attention, knowledge, and skill to the business and interest of Employer, and Employer shall be entitled to all of the benefits, emoluments, profits, intellectual property rights or other issues or product arising from or incident to any and all work, services, and advice of Employee, and Employee expressly agrees that during the term of this agreement he will not be interested, directly or indirectly, in any form, fashion, or manner, as partner, officer, director, stockholder, advisor, Employee, or in any other form or capacity, in any other business similar to Employer's business or any allied trade; provided however, that nothing shall be deemed to prevent or limit the right of Employee to invest any of his funds in the capital stock or other securities of any corporation whose stock or securities are publicly owned or are regularly traded on any public exchange, nor shall anything be deemed to prevent Employee from investing or limit Employee's right to invest his funds in real estate. Employer expressly acknowledges that Employee is a involved with Profiles & Opportunity Concept Program, and that Employee will not function in any day_to_day activities and/or be involved in any of its business during Employees normal working hours for Employer ("Permitted Activities"). Employee shall not cause or allow those Permitted Activities to: (i) materially interfere with the diligent performance of Employee's duties hereunder; (ii) deprive Employer or divert from Employer, of any corporate or economic opportunity; (iii) cause third parties to believe that the Permitted Activities are being performed by, in conjunction with or sanctioned by Employer; or (iv) expose Employer to any civil or criminal liability or to increase the likelihood of such exposure. The Employee shall devote his full time and attention to the Employer's business. During the term of this agreement except as otherwise provided herein, the Employee shall not engage in any other business activity, regardless of whether it is pursued for gain or profit which in the reasonable judgment of the Board, materially interferes with the performance of the Employee's responsibilities hereunder.

SECTION TWELVE: Employee further specifically agrees that he will not, without Employer's prior written consent, at any time, in any manner, either directly or indirectly, communicate to any person, firm, entity or corporation any information of any kind concerning any matters affecting or relating to the business of Employer, including, without limiting the generality of the foregoing, the names of any of its customers, the prices it obtains or has obtained or at which it sells or has sold its products, or any other information of, about, or concerning the business of Employer, its manner of operation, its plans, processes, or other data of any kind, nature, or description without regard to whether any or all of the foregoing matters would be deemed confidential, material, or important. The parties stipulate that as between them, all such matters are important, material, and confidential and gravely affect the effective and successful conduct of the business of the Employer, and its goodwill, and that any breach of the terms of this paragraph is a material breach of this agreement.

SECTION THIRTEEN: Anything contained in this agreement to the contrary notwithstanding, it is understood and agreed that Employee shall not have the right to make any contract or commitments for or on behalf of Employer without the written consent of Employer. The Employee will take direction from and reported to any of the following persons who have the authority to speak for and on behalf of the Employer: (i) any of the executive officers of Quikbiz Internet Group, Inc., including without limitation, David Bawarsky and Andrew Smith; and/or (ii) the directors of Quikbiz Internet Group, Inc. and/or A.D.S. Advertising Corp. d/b/a The Smith Agency.

SECTION FOURTEEN:
         (a) The Employee may be terminated for cause. For the purpose of this Section, "cause" shall mean (i) material breach of any agreement, covenant, representation or warranty of the Employee or Seller set forth in this Employment Contract, the Non-Compete/Non-Disclosure Agreement (of even date herewith) or the August 20, 1999 Asset Purchase Agreement (or any instruments executed in connection therewith) provided Employee is first given ten (10) days notice and an opportunity to cure said breach; (ii) the commission or participation by the Employee in an injurious act of fraud or dishonesty against the Employer, (iii) the commission or participation by the Employee in any other injurious act or omission wantonly, willfully, recklessly or in a manner which was grossly negligent against the Employer, (iv) Employee's engaging in a criminal enterprise involving moral turpitude, (v) Employee's engaging through act or omission, in conduct amounting to personal dishonesty, incompetence, breach of fiduciary duty or willful violation of any law, rule, regulation or order of court or direction of the Employer that has an adverse effect on Employer's business; or (vi) Employee failing or refusing to comply with the reasonable policies, standards or regulations of the Employer from time to time established.

         (b) Notwithstanding anything to the contrary contained in this agreement, the Employer may terminate Employee's employment if Employee dies, whereupon, all further Employee compensation under this agreement shall cease.

         (c) Upon termination of employment (for whatever reason), Employee shall be entitled to his accrued salary and commissions earned through the date of termination, less any prepaid sums or other rights of setoff belonging to Employer at the date of termination. any company owned vehicle, cell phone and other company property, also Employer shall be released from further liability to Employee for Salary, bonus, non_accountable expense allowance, insurance or any other compensation or benefits provided for in this agreement, unless

Employer improperly terminates Employee's employment, in which event Employee shall be entitled to continued periodic payment of his Salary through the end of the then pending term of this agreement.

         (d) The Employee may terminate his employment hereunder if: (i) Employer shall fail to pay any amount due to Employee when such amount becomes due provided that Employer shall be entitled to thirty (30) days written notice and an opportunity to cure such default; or (ii) Employer shall breach any material agreement, covenant, representation or warranty made by the Employer in this Employment Contract or the Asset Purchase Agreement, provided that Employer shall be entitled to thirty (30) days written notice and an opportunity to cure such default.

SECTION FIFTEEN: This written agreement and any other specifically referenced herein (E.g. the Non_Compete and the Asset Purchase Agreement) contain the sole and entire agreement between the parties and shall supersede any and all other agreements between the parties. The parties acknowledge and agree that neither of them has made any representation with respect to the subject matter of this agreement or any representations inducing its execution and delivery except such representations as are specifically set forth in this writing (or those referenced herein) and the parties acknowledge that they have had the opportunity to have legal counsel of their choice review this agreement prior to entering into the same. Both parties hereto shall execute and deliver such other instruments and do such other acts as may be necessary to carry out the intent and purposes of this agreement.


SECTION SIXTEEN: It is agreed that no waiver or modification of this agreement or of any covenant, condition, or limitation contained in it shall be valid unless it is in writing and duly executed by the party to be charged with it, and that no evidence of any waiver or modification shall be offered or received in evidence in any proceeding, arbitration, or litigation between the parties arising out of or affecting this agreement, or the rights or obligations of any party under it, unless such waiver or modification is in writing, duly executed as above. The parties agree that the provisions of this paragraph may not be waived except by a duly executed writing.

SECTION SEVENTEEN: The parties agree that it is their intention and covenant that this agreement and performance under it and all suits relating to it be construed in accordance with and under and pursuant to the laws of the State of Florida, with venue for any lawsuit situate in Broward County. In the event of any dispute between the parties in any way related to this Agreement, the prevailing party shall be awarded its reasonable attorneys' fees and costs through all trial and appellate levels.

SECTION EIGHTEEN: This agreement shall be binding on and inure to the benefit of the respective parties and their executors, administrators, heirs, personal representatives, successors and assigns. The Employee acknowledges that his services are unique and personal. Accordingly, the Employee may not assign his rights or delegate his duties or obligations under this Agreement. The Employer's rights and obligations under this employment agreement shall inure to the benefit of and shall be binding upon the Employer's successors and assigns.

SECTION NINETEEN: Severability. Should any portion of this agreement be found to be unenforceable at law or in equity, the remaining provisions of this agreement are to remain in full force and effect.

SECTION TWENTY: Unless otherwise specifically provided herein, all notices to be given hereunder shall be in writing and sent to the parties by certified mail, return receipt requested, which shall be addressed to each party's respective address set forth herein or to such other address as such party shall give to the other party hereto by notice given in accordance with this Section and except as otherwise provided in this agreement, shall be effective when deposited in the United States mail, properly addressed and postage prepaid. If such notice is sent other than by the United States mail, such notice shall be effective when actually received by the party being noticed.

SECTION TWENTY-ONE: Employee will disclose promptly to Employer and does assign and agrees to assign to Employer, without additional compensation to Employee, all of Employee's right, title, and interest in and to any and all inventions, discoveries, improvements, modifications, extensions or advancements made, conceived, devised, developed or perfected by Employee during the term of Employee's employment, whether on duty or off, and in and to all proprietary rights therein or based thereon, which (i) uses equipment, supplies, facilities or trade secrets of Employer, or (ii) uses the time for which Employee was compensated by Employer, or (iii) which relates to the business of Employer or to its actual or demonstrable anticipated research and development, or (iv) that results, in whole or in part, from work performed by Employee for Employer and its assigns. The Employee agrees to sign all instruments necessary for filing and prosecution of any application for patent, trademark or copyright of the United States or any foreign country or the renewing of any of the aforesaid rights or applications, and to sign all instruments necessary for the filing and prosecution of any continued, divisional and reissue applications which may be necessary to render the aforesaid intellectual property effective and in full force.

SECTION TWENTY-TWO: Fearing the Employee to be in violation of this Agreement, Employer may request, in writing, that Employee provide Employer with an affidavit specifically denying each and every feared violation alleged in Employer's written request and do so within ten (10) days of the date of Employer's written request ("Adequate Assurances"). Employee's failure to appropriately respond to or deny any such allegation within the ten (10) day period shall be deemed an admission of that allegation.

EMPLOYER:                                  EMPLOYEE: James Lobel              _
A.D.S. ADVERTISING CORP., a Florida        1103 N.E. 4 Drive
corporation, d/b/a THE SMITH AGENCY        Deerfield Beach, Florida
5310 N.W. 33rd Avenue, Suite 212           33441
Ft. Lauderdale, Florida 33309
    /s/ Andrew D. Smith  8/31/99             /s/ James Lobel        8/31/99
BY:___________________________             ___________________________________
                         Dated                                           Dated


WITNESSES:

___________________________________        ___________________________________





                               GUARANTY OF QUIKBIZ

         QUIKBIZ INTERNET GROUP, INC., a publicly traded Nevada Corporation hereby guaranties The Smith Agency's obligations under this Employment Contract for James Lobel.


                                   GUARANTOR: Quikbiz Internet Group, Inc., a Nevada Corporation authorized to transact business in Florida

                                        /s/ David Bawarsky            8/31/99
                                   By: ________________________________________
                                       David Bawarsky, CEO,  ____________ Date